Exhibit 99.1

NextPlat Issues Statement on the Passing of its Executive Chairman and CEO Charles M. Fernandez

The Company Names Rodney Barreto as Interim Chairman of the Board and David Phipps as Interim Chief Executive Officer

COCONUT GROVE, FL – May 26, 2025 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-Commerce provider today issued the following statement with great sadness regarding the sudden passing of Charles M. Fernandez, its Executive Chairman and CEO on Saturday, May 24, 2025.

Mr. Fernandez served as the Company’s Executive Chairman and Chief Executive Officer since July 2021. NextPlat’s Board of Directors has named Rodney Barreto, currently the Chair of the Company’s Audit Committee as Interim Chairman of the Board and David Phipps, currently the Company’s President and CEO of Global Operations and Director, as Interim Chief Executive Officer as the Board seeks to identify leadership candidates for the roles.

Doug Ellenoff, Vice Chairman of NextPlat, said, “We are shocked and saddened by Charlie’s unexpected passing and wish to extend our sincere condolences to his family. Charlie’s quiet demeanor and commitment to his family, friends, and to NextPlat, will be missed.”

Mr. Barreto has served as Director of NextPlat since January 2022. His business career spans over 35 years including his role at the Barreto Group and as a partner of Capital City Consulting, a corporate and public affairs consulting firm recognized by policy makers as one of the top in its industry in Florida. He is the Chair of the FIFA Miami World Cup Host Committee 2026 and chaired the Super Bowl Host Committees in 2007, 2010 and 2020, helping to raise more than $100 million dollars for the success of Miami Super Bowls. Currently, Mr. Barreto is the Vice Chairman of the Florida Council of 100, and a member of multiple philanthropic Boards.

Mr. Phipps currently serves as the Managing Director of NextPlat's UK subsidiary, GTC, and President of its two US subsidiaries, Orbital Satcom and Outfitter Satellite. He previously served as the Company’s CEO and Chairman from 2015 to 2021, leading the Company from start-up through to its listing on Nasdaq in 2021.

Mr. Fernandez is survived by his wife and three children. Out of respect for the family’s privacy during this difficult period, the Company will not be providing any additional comments at this time.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets including technology and healthcare. Through acquisitions, joint ventures and collaborations, the Company intends to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-Commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for consumer and healthcare products  and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net